EXHIBIT 1


                             SECRETARY'S CERTIFICATE

           The undersigned, Patricia M. McDonald, Secretary of General Motors Investment Management Corporation ("GMIMCo"), a wholly owned subsidiary of General Motors Corporation ("GM), does hereby certify that Michael Klehm is the Chief Operating Officer of GMIMCo and has been authorized as a representative of the Investment Funds Committee of the Board of Directors of GM to sign on behalf of the Investment Funds Committee a Schedule 13G filed on or about this date and any amendments thereto under the Securities Exchange Act of 1934, as amended, with respect to the beneficial ownership by the Investment Funds Committee of shares of Class H Common Stock, $.10 par value per share, of GM.

IN WITNESS WHEREOF, I have signed this Certificate this 13th day of February
2001.


                                             Patricia M. McDonald
                                             --------------------------------
                                             Patricia M. McDonald
                                             Secretary of General
                                             Motors Investment
                                             Management Corporation